                                                                   EXHIBIT 10.81

                              EMPLOYMENT AGREEMENT


                  THIS AGREEMENT (hereinafter the "Agreement"), made this 26th day of September, 1996, by and between Pharmaceutical Product Development, Inc., a North Carolina corporation (hereinafter "PPD"), and Fred B. Davenport, Jr. (hereinafter "Employee").



                               W I N E S S E T H:



                  WHEREAS, Employee desires employment upon the terms and conditions herein stated; and

                  WHEREAS, PPD desires to employ Employee upon the terms and conditions herein stated; and

                  WHEREAS, Employee and PPD desire to embody in writing the terms and conditions of such employment in this Agreement.

                  NOW, THEREFORE, in consideration for the mutual promises, covenants and considerations contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledge, the parties hereby agree as follows:

                  1. Employment. PPD hereby employs Employee and Employee hereby accepts such employment on a full time basis as General Counsel of PPD upon terms and conditions hereinafter set forth.

                  2. Term. The term of this Agreement shall be for one year, beginning December 1, 1996, and ending November 30, 1997, unless sooner terminated as provided herein. Thereafter, this Agreement shall be automatically renewed for successive one-year terms upon the terms and conditions herein set forth and subject to salary adjustments as provided for in paragraphs 3 and 10 below, unless either party gives notice as herein provided to the other of said party's intent not renew this Agreement not less than 75 days prior to the expiration of the one-year term then in effect.

                  3. Salary. For all services rendered by Employee under this Agreement, PPD shall pay to Employee an annual salary of $200,000 for the initial one-year term hereof. Salary successive one-year terms shall be agreed upon not less than 90 days before commencement of each one-year term unless such a requirement is waived by the parties.

                  4. Stock Options. PPD has granted to Employee as of September 26, 1996 (the "Grant Date") options to purchase 55,000 shares of PPD's common stock at a purchase price equal to the NASDAQ market close price on the Grant Date. Said share options have been granted under the terms of PPD's Equity Compensation Plan (the "Plan") and are subject to all of the terms and conditions of the Plan as more specifically evidenced by that certain Stock Award Agreement entered into by the parties as of the Grant Date, which Stock Award Agreement is in a form substantially similar to that generally provided to Plan participants except that (a) none of said share options can be exercised until six months after the Grant Date, (b) 27,500 of said share options cannot be exercised until the earlier of (i) one year after the Grant Date or (ii) subject to item (a) immediately preceding, Employee's termination of employment under any of paragraphs 8(a), 8(c)(i) and 19 hereof, and (c) all of the share options shall be forfeited if Employee is not employed by PPD for any reason before 120 days after the Grant Date.

                  5. Duties. Employee shall have overall responsibility for and decision making authority necessary to fulfill PPD's legal needs and functions. Employee's duties shall include but not be limited to (a) supervision of PPD's in-house legal staff and (b) retention and supervision of

PPD's outside legal counsel, in consultation with PPD's Chief Executive Officer and Board of Directors. Employee also shall participate in policy decisions and strategic planning as a member of PPD's executive management team. Employee shall carry out his duties and responsibilities under the general supervision of the Chief Executive Officer. Employee hereby agrees to undertake such travel as may be required to perform the duties prescribed herein. During the term of this Agreement, Employee shall devote substantially all of his working time, attention and energies to the business of PPD.

                  6. Working Facilities. PPD shall furnish Employee with office space, equipment, technical, secretarial and clerical assistance and such other facilities, services, support and supplies as may be reasonably needed to perform the duties herein prescribed in an efficient and professional manner.

                  7. Non-Compete. During the term of this Agreement, Employee hereby agrees that he shall not (a) become an officer, employee, director, agent, representative, member, associate or consultant of or to a corporation, partnership or other business entity or person, (b) directly or indirectly acquire a proprietary interest in a corporation, partnership or other business entity or person, or (c) directly or indirectly own any stock in a corporation (other than a publicly traded corporation of which Employee owns less than five percent (5%) of the outstanding stock) which is engaged in the business of managing clinical research programs for pharmaceutical and medical products or any other business which is developed by PPD during the term of this Agreement anywhere in the United States (whether or not such business is physically located within the United States). The parties agree that the business and operations of PPD are national in scope. For that reason, the parties agree that a geographical limitation on the foregoing covenant is not appropriate.

                  8. Termination. Notwithstanding any other provision of this Agreement, PPD may terminate Employee's employment hereunder upon the occurrence of any of the following events.

                  a. Death of Employee.

                  b. A determination by the Board of Directors of PPD, acting in good faith but made in the sole discretion of the Board of Directors, that Employee has failed to substantially perform his duties under this Agreement.

                  c. A determination by the Board of Directors of PPD, acting in good faith but made in the sole discretion of the Board of Directors, that Employee (i) has become physically or mentally incapacitated and is unable to perform his duties under this Agreement as a result of such disability, which inability continues for a period of sixty (60) consecutive calendar days, (ii) has breached any of the material terms of this Agreement, (iii) has demonstrated gross negligence or willful misconduct in the execution of his duties, or (iv) has been convicted of a felony.

                  9. Disclosure of Information: PPD's Property. Employee recognizes and acknowledges that all of PPD's licenses, permits, data, affairs, confidential information, trade secrets, inventions, know how, discoveries, plans, development of work in progress, customer and supplier information, cost information, contractual provisions, employee capabilities, business methods, opportunities and the like (collectively, the "Proprietary Information"), are valuable and unique assets of PPD's business, regardless of whether PPD has obtained patents on patentable devices and techniques or copyrights on any material subject to copyright. Employee covenants and agrees that during the term of this Agreement and thereafter, he will not disclose the Proprietary Information to any other corporation, partnership, business entity or person for any reason (and without regard as to whether same shall have been originated, discovered or developed by Employee); provided, however, that such Proprietary Information which already is in the public domain shall not give rise to a breach hereunder by Employee for his disclosure thereof.

                  10. Benefits. During the term hereof, Employee shall be entitled to participate in all benefits provided by PPD to its employees generally, including but not limited to health insurance, disability insurance and retirement plans, all of which are currently provided to employees of PPD, subject to the eligibility requirements of any plan(s) establishing same. Employee shall be subject to PPD's policies applicable to other executive employees of PPD with respect to periodic reviews and increases in salary, and shall be considered for and eligible to participate in benefits, if any, provided generally by PPD to its executive employees, including but not limited to issuance of stock options, cash bonuses, etc. Employee shall be entitled to four weeks paid vacation during each one-year term hereof.

                  11. Expenses. PPD shall pay all expenses of Employee which are directly related to Employee's duties hereunder, including but not limited to professional dues, continuing legal education required by the North Carolina State Bar or appropriate for a general counsel position, required malpractice insurance, if any, and other reasonable expenses routinely incurred in performing his duties hereunder. In addition, PPD shall pay the cost of any malpractice "tail" policy or coverage procured by Employee in connection with his departure from the private practice of law and shall reimburse Employee in the amount of $3,100 for all costs incurred by Employee prior to or after the date of this Agreement in connection with the storage and disposal of office furniture and related office equipment owned by Employee.

                  12. Remedies. In the event of Employee's actual or threatened breach of the provisions of paragraph 7 and/or 9 of this Agreement, PPD shall be entitled to a temporary restraining order and/or permanent injunction restraining Employee from such breach. Nothing herein shall be construed as preventing PPD from pursuing any other available remedies for such breach or threatened breach, including recovery of damages from Employee and from any corporation, partnership or other business entity or person with which the Employee has entered or attempted to enter into a relationship or to which Employee has disclosed Proprietary Information.

                  13. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and may not be altered or amended except by agreement in writing signed by the parties.

                  14. Waiver or Breach. Waiver by either party of a breach of any provision of this Agreement by the other party shall not operate as a waiver of any subsequent breach by the other party. No waiver shall be valid unless in writing and signed by the party against whom the waiver is sought.

                  15. Severability. If any portion of this Agreement shall be declared invalid by a court of competent jurisdiction, the remaining portion shall continue in full force and effect as if this Agreement has been executed with the invalid portion eliminated and this Agreement shall be so construed.

                  16. Benefit. This Agreement shall inure to the benefit of and be binding upon PPD, its successors and assigns, and Employee, his heirs, successors, assigns and personal representatives.

                  17. Applicable Law. This Agreement shall be governed by the laws of the State of North Carolina.

                  18. Assignment. Neither party hereto may assign said party's rights or obligations hereunder without the prior written consent of the other.

                  19. Notice. Any notice required or permitted hereunder shall be delivered in person or mailed certified mail, return receipt requested, to either party at PPD's principal office in Wilmington, North Carolina, and shall be deemed received when actually received. Any notice from Employee to PPD shall be addressed to the Chief Executive Officer.

                  20. Severance. In the event PPD sustains a "Change of Control" such that Employee's position of general counsel is eliminated or Employee's duties are substantially diminished, or if Employee must relocate to retain the position of general counsel, Employee shall have the right to terminate this Agreement immediately and receive as severance pay a sum equal to two years of Employee's W-2 compensation computed using Employee's W-2 compensation for the twelve-month period immediately preceding the effective date of Employee's termination of employment hereunder. Said sum shall be paid on the effective date of termination. "Change of Control" as used herein shall mean (a) any merger, sale of assets or other business reorganization after which PPD is not surviving company (other than a reincorporation to change domicile of PPD), or (b) a change of control of nature that would be required to be reported in response to Item 5(e) of schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), provided that such a change in control shall be deemed to have occurred if any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of PPD representing fifty percent or more of the combined voting power of PPD's then outstanding securities.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first hereinabove set forth.

PPD                                    PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.





(CORPORATE SEAL)                       By:   /s/    Fredric N. Eshelman
                                           ---------------------------------
                                           Title: Chief Executive Officer

ATTEST:




-------------------------------

Title:
       ------------------------




EMPLOYEE                                /s/ Fred B. Davenport, Jr.        (SEAL)
                                        ----------------------------------------
                                                 Fred B. Davenport



WITNESS:



    /s/ Marla S. Doster
-------------------------------